Exhibit 99.2

Alcatel and Lucent Technologies name additional members
to leadership team of combined company
Paris and Murray Hill, N.J., July 26, 2006 - Alcatel (Paris: CGEP.PA and NYSE: ALA) and Lucent Technologies (NYSE: LU) today named additional members to the senior leadership team for the combined company.
Following the April 2 announcement of their proposed merger transaction, the two companies have achieved a number of significant milestones, including satisfying some regulatory conditions to the proposed merger and deciding on a basic business model and associated organization for the combined company. On July 10, 2006, the two companies announced a number of members of the senior leadership team for the combined company. Today’s announcement names additional members of the senior leadership team for some of the critical corporate functions.
Olivier Baujard, will serve as Chief Technology Officer (CTO) for the combined company. He currently serves as CTO for Alcatel. Jeong Kim will remain president of Bell Labs. Helle Kristoffersen, currently vice president of corporate strategy for Alcatel will become the vice president of corporate strategy for the combined company. Baujard, Kim and Kristoffersen will report to Mike Quigley, who will serve as president, Science, Technology and Strategy, in the combined company. Quigley now is president and chief operating officer (COO) of Alcatel.
John Giere, currently chief marketing officer for Lucent, will assume that post for the combined company. Lucent Chief Information Officer Elizabeth Hackenson, has been named to lead the combined company’s Information Systems/Information Technology organization. They will report to Frank D’Amelio, who will oversee a number of key corporate and cross company functions for the combined company. D’Amelio currently serves as COO for Lucent.
“Alcatel and Lucent are fortunate in the depth and breadth of the talent each company is bringing to our proposed merger,” said Patricia Russo, who will become CEO of the combined company. “Our experienced international management team will give our combined company an enormous advantage as we face the dynamic market in which we will compete,”
“We are putting together the combined organization with a balanced representation of talented leaders from both companies to fully leverage the significant advantage of the cultural diversity that our global teams will bring to every customer and business needs,” said Serge Tchuruk, chairman and CEO of Alcatel who will become non-executive Chairman of the combined company.
Olivier Baujard joined Alcatel in 1988 and has held a variety of leadership roles in his 18 years with the company, including leading the company’s Network Applications division and its Enterpirse Solutions Division. Prior to his current position as CTO he was vice president for Alcatel Corporate Strategy.

Jeong Kim rejoined Lucent in 2005 as president of Lucent’s research and development organization, Bell Labs. He originally joined Lucent in 1998 when Lucent acquired Yurie Systems, a high-tech communications company he had founded in 1992. He left Lucent in 2001 to join the faculty of the University of Maryland with joint appointments in the Department of Electrical and Computer Engineering and the Department of Mechanical Engineering.
Helle Kristoffersen joined Alcatel in 1994 and since that time has held a number of senior positions in marketing, business development, strategy and financial operations. Prior to joining Alcatel she was manager of special projects for the Deputy Chief Financial Officer within the Bollore Group and started her career as an analyst in the mergers and acquisitions department at Lazard Freres et Cie.
John Giere has been Lucent’s chief marketing officer since he joined the company in 2003. Prior to joining Lucent, he had spent several years at LM Ericsson where he held several strategic marketing and business development positions.
Elizabeth Hackenson joined Lucent in April as CIO from MCI where she held a similar position. She joined MCI five years ago when it merged with UUNET, where she had worked for three years and managed the development of Internet products and implemented web-based tools for he company’s supply chain.
Mike Quigley was appointed Alcatel’s Chief Operating Officer in 2005. He has held a variety of executive positions including President of Alcatel North America and President of the Fixed Communications business. During his 35-year career he has held senior positions in manufacturing and quality, and sales and marketing.
Frank D’Amelio was named Lucent’s Chief Operating Officer earlier this year. During his 27-year career, he has held a variety of senior financial and operational positions at Lucent and AT&T, and in May 2001 was named Lucent’s executive vice president and chief financial officer overseeing the management of all financial, accounting and administrative functions.
The companies expect to complete their merger transaction by the end of calendar year 2006, within the six- to 12-month timeframe originally announced on April 2. This week the two companies received EU clearance to proceed with their merger transaction.
About Alcatel
Alcatel provides communications solutions to telecommunication carriers, Internet service providers and enterprises for delivery of voice, data and video applications to their customers or employees. Alcatel brings its leading position in fixed and mobile broadband networks, applications and services, to help its partners and customers build a user-centric broadband world. With sales of EURO 13.1 billion and 58,000 employees in 2005, Alcatel operates in more than 130 countries. For more information, visit Alcatel on the Internet: http://www.alcatel.com

Alcatel Press Contacts
Régine Coqueran	Tel: + 33 (0)1 40 76 49 24	regine.coqueran@alcatel.com

Alcatel Investor Relations
Pascal Bantegnie	Tel: +33 (0)1 40 76 52 20	pascal.bantegnie@alcatel.com
Nicolas Leyssieux	Tel: +33 (0)1 40 76 37 32	nicolas.leyssieux@alcatel.com
Maria Alcon	Tel: +33 (0)1 40 76 15 17	maria.alcon@alcatel.com
Charlotte Laurent-Ottomane	Tel: +1 703 668 7016	charlotte.laurent-ottomane@alcatel.com

About Lucent
Lucent designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent’s customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent, which has headquarters in Murray Hill, N.J., U.S.A., visit http://www.lucent.com.

Lucent Press Contacts
Joan Campion	Tel :+ 1 908-582-5832	joancampion@lucent.com
Mary Ward	Tel :+ 1 908-582-7658	maryward@lucent.com

Lucent Investor Relations
John DeBono	Tel : +1 908-582-7793	debono@lucent.com
Dina Fede	Tel : +1 908-582-0366	fede@lucent.com
SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION
This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel’s managements’ future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent’s and Alcatel’s and the combined company’s future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements’ assumptions. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent’s annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005 and March 31, 2006 and Alcatel’s annual report on Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the “SEC”). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.
IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC
In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the “Form F-4”) to register the Alcatel ordinary shares underlying the Alcatel American Depositary Shares (“ADS”) to be issued in the proposed transaction. Alcatel and Lucent have also filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the “Form F-6” and together with the Form F-4, the “Registration Statements”) to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain and will contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the related proxy statement/prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boétie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

     Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Lucent’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.
     Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Alcatel’s annual report on Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boétie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.
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